Exhibit 99.(j)(1)

     Consent of Ernst & Young LLP, Independent Registered Public Accounting
                                      Firm

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 43 to the Registration Statement (Form N1-A) (No.2-78066) of American Federation of Labor and Congress of Industrial Organizations Housing Investment Trust of our report dated January 9, 2004, included in the 2003 Annual Report.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 24, 2004